UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

This report is filed to provide an update regarding the impact of the recent E. coli incident associated with Chipotle Mexican Grill restaurants.   The incident has had an adverse impact on financial and operating results thus far during the fourth quarter of 2015.

This report is also filed to announce that our Board of Directors has authorized additional repurchases of Chipotle common stock, with a total aggregate purchase price of $300 million, exclusive of commissions.

E. coli Incident Impact

If recent sales trends continue (as discussed below),  we anticipate for the fourth quarter 2015:

•	Comparable restaurant sales to be in a range of -8% to -11% (negative)
•	Non-recurring expenses during the fourth quarter of 2015 in the range of $6.0 to $8.0 million
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The estimate of non-recurring expenses includes costs to replace food in select restaurants, lab analysis of food samples and environmental swabs, and retaining expert advisory services related to epidemiology and food safety; it does not include any estimate for legal claims and related expenses.

•	Restaurant level operating margins of 22% to 24%
•	Diluted earnings per share in the range of $2.45 to $2.85
•	No impact to anticipated new restaurant openings during the fourth quarter of 2015

We are also rescinding our previously-announced 2016 outlook for comparable restaurant sales increases.  In light of recent sales trends and additional uncertainty related to the E. coli incident, we cannot reasonably estimate 2016 comparable restaurant sales at this time.

Sales Trend Detail

Sales trends during the quarter so far have been extremely volatile.  October comparable restaurant sales were positive in the low-single digit range.  When we announced the closure of 43 restaurants on November 3,  company-wide comparable restaurant sales dropped for the ensuing few days to approximately -20%.  The severity of the national impact was temporary, and when we announced the re-opening of restaurants in Oregon and Washington on November 10, 2015, comparable restaurant sales over the next several days quickly improved to approximately -9%.   On November 20, 2015 the U.S. Centers for Disease Control and Prevention (CDC) announced four additional cases linked to the same E. coli incident; following this announcement and related negative publicity, daily comparable restaurant sales trended down to approximately -22%.  Over the past five days, comparable sales have gradually improved to an average of approximately -16%.  For the full month of November, comparable restaurant sales were -16%.

If these sales trends continue, we believe comparable restaurant sales could be in a range of -8% to -11% for the three month period ending December 31, 2015.   Future sales trends may be significantly influenced by further developments, including potential additional announcements from federal and state health authorities.

Food Safety Commitment

As a restaurant company, nothing is more important to us than serving our guests food that is delicious and safe to eat.  Since this incident began, we have significantly increased our efforts to ensure that our teams are adhering to all of our food safety protocols, reassessed all facets of our food safety programs — from the farms that provide the ingredients we use, to the restaurants where we serve our customers — and made a number of improvements to help ensure that our food is as safe as it can be.  Among the new or enhanced programs we have put in place include high-resolution testing where a series of DNA-based tests ensure the quality and safety of ingredients before they are shipped, end-of-shelf-life testing to be sure quality specifications are maintained throughout the shelf life of an ingredient, continuous improvement throughout our supply chain based on test results, and enhanced internal training to ensure that our teams understand and  adhere to all of our food safety standards.  Collectively, we believe these changes will put us at the forefront of the restaurant industry in terms of food safety practices.    No Chipotle employees have been identified as having E. coli at any time during this incident, and we continue to serve more than 1 million customers on a daily basis.

Share Repurchase Authorization

This report is also filed to announce that our Board of Directors has authorized repurchases of Chipotle common stock with a total aggregate purchase price of $300 million, exclusive of commissions.  This repurchase is in addition to previously announced repurchase authorizations totaling $1.0 billion.  The Board’s authorization of the repurchase program may be modified, suspended or discontinued at any time.

Forward-Looking Statements

Certain statements in this filing, including statements of expected comparable restaurant sales, non-recurring expense items, restaurant-level operating margins, earnings per share results and future restaurant openings are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements.  The forward-looking statements in this filing are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements.  These risks and uncertainties include, but are not limited to, the following: the uncertainty of our ability to achieve expected levels of comparable restaurant sales increases due to factors such as changes in consumers’ acceptance of and enthusiasm for our brand, including as a result of recent food-borne illness incidents, our possible inability to increase menu prices or realize the benefits of menu price increases, or the impact of competition; the risk of food-borne illnesses and other health concerns about our food or dining out generally; factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; the performance of new restaurants and their impact on existing restaurant sales; increases in the cost of food ingredients and other key supplies; the potential for increased labor costs or difficulty retaining qualified employees, including as a result of market pressures or new regulatory requirements; risks relating to our expansion into new markets; the impact of federal, state or local government regulations relating to our employees, our restaurant design, or the sale of food or alcoholic beverages; risks associated with our Food With Integrity strategy, including supply shortages and potential liabilities from advertising claims and other marketing activities related to Food With Integrity; security risks associated with the acceptance of electronic payment cards or electronic storage and processing of confidential customer or employee information; risks relating to litigation, including class action litigation regarding employment laws, advertising claims or other matters; risks relating to our insurance coverage and self-insurance; our dependence on key personnel; risks related to our marketing and advertising strategies and ability to protect our brand and reputation; risks associated with our ability to effectively manage our growth; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are available on our website at chipotle.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

December 4, 2015	By:	/s/ Jack Hartung
Name: Jack Hartung
Title: Chief Financial Officer